Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED
CONSTRUCTION AND FIELD GATHERING AGREEMENT

This Fifth Amendment (this "Amendment") to the Second Amended and Restated Construction and Field Gathering Agreement is dated as of July 26, 2022 (the "Execution Date") but made effective as of July 1, 2022, by and between Ironwood Shiner Pipeline, LLC, as successor to Nuevo Dos Gathering and Transportation, LLC, as successor to Republic Midstream, LLC ("Gatherer") and Penn Virginia Oil & Gas, L.P. ("Shipper"). Gatherer and Shipper may hereinafter be referred to singularly as a "Party" and, together, as the "Parties".

RECITALS
WHEREAS, Republic Midstream, LLC and Penn Virginia Oil & Gas, L.P. entered into that certain Second Amended and Restated Construction and Field Gathering Agreement effective as of August 1, 2016 (the "Original Gathering Agreement");
WHEREAS, the Original Gathering Agreement was amended (as so amended, the “Gathering Agreement”) by that certain First Amendment to Second Amended and Restated Construction and Field Gathering Agreement, dated as of April 13, 2017, Second Amendment to Second Amended and Restated Construction and Field Gathering Agreement, dated as of July 2, 2018, Third Amendment to Second Amended and Restated Construction and Field Gathering Agreement, dated as of December 14, 2018, and Fourth Amendment to Second Amended and Restated Construction and Field Gathering Agreement, dated as of May 21, 2020; and

WHEREAS, the Parties desire to further amend the Gathering Agreement as provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties, for themselves and for their successors and assigns, do hereby mutually covenant and agree as follows:
1.Amendment of Definitions in the Gathering Agreement. Article I of the Gathering Agreement is hereby amended by:
(a) adding the following definitions in appropriate alphabetical order

"Hawn Holt Pad Connection Pipe” means an Additional Segment consisting of an approximately 2,038 feet low gravity (below 45 API) pipeline that will permit Crude Oil produced from the Hawn Holt Pad Wells and Tremolite Pad Wells to be delivered to Gatherer under the Agreement.

"Hawn Holt Pad Well Fee” has the meaning given such term in Section 9.2(e).

"Hawn Holt Pad Wells” means the Hawn Holt 12H, 13H, 22H & 28H wells.

"Tremolite Pad Wells” means the Tremolite A1H & Tremolite B2H wells.
(b)deleting the word “and” before clause (c) of the definition of “Dedication Area” and adding the following before the period at the end of such definition:
“, and (d) the Hawn Holt Pad Wells and the Tremolite Pad Wells.”
2.Waiver of Construction Notice and Installation of Hawn Holt Pad Facilities. Gatherer hereby waives the obligation set forth in Section 3.3(a) of the Gathering Agreement for Shipper to deliver a Construction Notice for the Hawn Holt Pad Connection Pipe, and hereby agrees and elects, at its sole cost and expense, to construct, install, own and operate an Additional Segment consisting of the Hawn Holt Pad Connection Pipe, and a LACT/ACT Unit at the interconnection of the Hawn Holt Pad Connection Pipe and the Hawn Holt Pad Wells (such interconnection point is referred to in this Amendment as the “Hawn Holt Pad Interconnection Point”). Shipper shall, at its sole cost and expense, construct, install, own and operate all facilities upstream of the Hawn Holt Pad Interconnection Point that are reasonably necessary to deliver Crude Oil from the Hawn Holt Pad Wells and the Tremolite Pad Wells to the Hawn Holt Pad Interconnection Point.
3.Receipt Point. The Hawn Holt Pad Interconnection Point shall be a Receipt Point under the Gathering Agreement.
747972963.5

4.Fees.
(c)Sections 9.2(a) and 9.2(b) of the Gathering Agreement are hereby amended by deleting the parenthetical in such sections and replacing it in its entirety with “(other than from the Excluded Units, Outside Units, Other Wells, Future Wells, Hawn Holt Pad Wells and Tremolite Pad Wells)”;
(d)Section 9.2(e) of the Gathering Agreement is hereby deleted and replaced in its entirety with the following:

“(e)    A gathering fee on all of Shipper's Oil delivered at the Delivery Points via the Gathering System from all Future Wells equal to $1.00 per Barrel during such Month (the "Future Well Fee"), and from all Hawn Holt Pad Wells and Tremolite Pad Wells equal to $1.00 per Barrel during such Month (the "Hawn Holt and Tremolite Pad Well Fee");” and
(e)Sections 9.2(f), 9.2(g) and 9.2(h) of the Gathering Agreement are hereby amended by deleting the parenthetical in such sections and replacing it in its entirety with “(which shall in no event include Shipper's Oil from the Other Wells, Future Wells, Hawn Holt Pad Wells and Tremolite Pad Wells except as otherwise agreed by Shipper)”.
5.Fee Adjustment. Section 9.4 of the Gathering Agreement is hereby amended by adding the following parenthetical after the phrase “aggregate Monthly Fees” each time it appears in such Section:
“(other than the portion of such aggregate Monthly Fees that consist of Hawn Holt and Tremolite Pad Well Fees)”
For the avoidance of doubt, Shipper's Oil delivered at the Delivery Points via the Gathering System from the Hawn Holt Pad Wells and the Tremolite Pad Wells will be (i) charged the Transportation Fee (as defined in the TSA) under the TSA, (ii) charged the Marketing Fee (as defined in the Marketing Agreement) under the Marketing Agreement, and (iii) credited towards the first 20,000 bpd minimum volume commitment specified in the Gathering Agreement, TSA and Marketing Agreement during the respective terms of the applicable agreement.

6.Ratification; Primacy. Except as expressly amended by this Amendment, all of the terms, provisions, covenants and conditions contained in the Gathering Agreement remain in full force and effect; provided, if there is ever any conflict between the Gathering Agreement and this Amendment, the terms, provisions, covenants and conditions contained in this Amendment shall govern. The terms and provisions of the Gathering Agreement as amended by this Amendment are binding upon and inure to the benefit of the Parties, their representatives, successors and assigns. As amended by this Amendment, the Gathering Agreement is ratified and confirmed by the Parties, and declared to be a valid and enforceable contract between them.
7.Counterparts. This Amendment may be executed in as many counterparts as deemed necessary. When so executed, the aggregate counterparts shall constitute one agreement and shall have the same effect as if all Parties signing counterparts had executed the same instrument.
8.Amendment; Waiver. Neither this Amendment nor the Gathering Agreement may be amended or modified except pursuant to a written instrument signed by all of the Parties. Each Party may waive on its own behalf compliance by any other Party with any term or provision hereof; provided, however, that any such waiver shall be in writing and shall not bind the non-waiving Party. The waiver by any Party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach of the same or any other provision.
9.Joint Preparation. The Parties agree and confirm that this Amendment was prepared jointly by all Parties and not by any one Party to the exclusion of the other.
10.No Third Party Beneficiaries. This Amendment is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the Parties is entitled to rely on or enforce any provision hereof.
11.Miscellaneous Provisions. The provisions of Articles XVII, XIX, XX and XXI of the Gathering Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the Parties effective as of the Execution Date.

IRONWOOD SHINER PIPELINE, LLC

By: Ironwood Midstream Energy Partners II, LLC,
Its sole member

By: /s/ Justin Johnson______________
Name:    Justin Johnson
Title:    CCO & CFO

PENN VIRGINIA OIL & GAS, LP

By: /s/ Jill T. Zivley________________
Name:    Jill T. Zivley
Title:    VP, Land and Marketing

Signature Page to
Fifth Amendment to the Second Amended and Restated Construction and Field Gathering Agreement